BancFirst Corporation Reports Fourth Quarter Earnings

OKLAHOMA CITY, Jan. 16 /PRNewswire-FirstCall/ -- BancFirst Corporation (Nasdaq: BANF) reported net income of $8.1 million or $0.52 per diluted earnings per share for the fourth quarter and $44.4 million or $2.85 per diluted earnings per share for the year ended December 31, 2008.  The results compare to $11.6 million or $0.75 per diluted earnings per share and $53.1 million or $3.33 per diluted earnings per share for the fourth quarter end year ended December 31, 2007, respectively.  The 2008 results were impacted by lower net interest margins due to historically low interest rate levels, and higher loan provisions as a result of the slowing economy throughout 2008.

For the fourth quarter of 2008, the Company’s net interest income was $33.7 million, down from $37.5 million in the fourth quarter a year ago.  The Company’s net interest margin was 3.85% for the fourth quarter of 2008 compared to 4.54% in the same quarter a year ago.  Total earning assets increased to $3.5 billion up from $3.3 billion in the same period in 2007.  The Company’s loan loss provision was $3.1 million in the fourth quarter compared to $980,000 in the same period in 2007.  The increase in this quarter’s loan loss provision was primarily related to one large nonperforming commercial real estate loan.  Loans grew by $27.4 million during the fourth quarter and are up $270.8 million from year end 2007.  At December 31, 2008, nonperforming loans equaled 0.72% of total assets up from 0.40% a year ago. Net charge-offs were 0.38% of loans for the fourth quarter and 0.21% for the year 2008, below industry peer levels.  Noninterest income totaled $16.0 million for the quarter, an increase of 5.3% over the same period a year ago.  The increase is mainly attributable to growth in service charges on deposits, and cash management and treasury services.  Noninterest expense for the quarter was $34.2 million, virtually unchanged from the fourth quarter of 2007.

David Rainbolt, BancFirst Corporation CEO stated that “With our capital strength, strong liquidity and overall asset quality, we feel we are well positioned to weather the challenges in 2009.  Our goal is to be in position to take advantage of any opportunities that arise in the future.”

At December 31, 2008, total assets of the Company reached $3.9 billion, an increase of $124.2 million over the prior year end.  Loans totaled $2.8 billion, which is an increase of 10.9% over December 31, 2007, while deposits increased to $3.4 billion, up $89.1 million or 2.7% over the prior year.  The Company’s equity capital was $413.8 million, or 10.7% of total assets.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 88 banking locations serving 44 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2008
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$35,387	$34,774	$35,251	$33,695	$139,107
Provision for loan losses	1,780	3,539	2,270	3,087	10,676
Securities transactions	28	6,121	776	13	6,938
Total noninterest income	17,241	23,330	17,784	16,030	74,385
Salaries and employee benefits	20,189	20,366	20,038	19,293	79,886
Total noninterest expense	32,928	33,596	34,307	34,175	135,006
Net income	11,594	13,737	10,958	8,069	44,358
Per Common Share Data:
Net income-basic	0.76	0.91	0.72	0.53	2.91
Net income-diluted	0.74	0.89	0.70	0.52	2.85
Cash dividends declared	0.20	0.20	0.22	0.22	0.84
Common shares outstanding	15,183,483	15,186,632	15,242,061	15,281,141	15,281,141
Average common shares outstanding -
Basic	15,208,049	15,185,763	15,217,546	15,263,507	15,218,835
Diluted	15,562,570	15,548,687	15,589,215	15,606,950	15,578,463
Performance Ratios:
Return on average assets	1.26%	1.46%	1.13%	0.84%	1.17%
Return on average equity	12.24	14.14	11.04	7.94	11.30
Net interest margin	4.24	4.08	4.03	3.85	4.05
Efficiency ratio	62.57	57.82	64.69	68.73	63.24

	2007
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$36,374	$37,437	$36,969	$37,506	$148,286
Provision for loan losses	(31)	132	2,248	980	3,329
Securities transactions	227	339	7,723	48	8,337
Total noninterest income	13,882	15,235	26,790	15,231	71,138
Salaries and employee benefits	18,790	18,937	19,513	19,574	76,814
Total noninterest expense	33,421	31,618	35,167	34,240	134,446
Net income	11,123	13,402	16,944	11,624	53,093
Per Common Share Data:
Net income-basic	0.71	0.85	1.08	0.76	3.41
Net income-diluted	0.69	0.83	1.06	0.75	3.33
Cash dividends declared	0.18	0.18	0.20	0.20	0.76
Common shares outstanding	15,721,936	15,724,536	15,201,459	15,217,233	15,217,233
Average common shares outstanding -
Basic	15,750,333	15,723,483	15,620,336	15,209,373	15,574,521
Diluted	16,113,434	16,056,768	15,951,069	15,575,630	15,944,622
Performance Ratios:
Return on average assets	1.31%	1.51%	1.88%	1.27%	1.49%
Return on average equity	12.83	14.93	18.14	12.60	14.66
Net interest margin	4.75	4.68	4.55	4.54	4.63
Efficiency ratio	66.50	60.03	55.16	64.93	61.27

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2008
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,786,111	$3,842,364	$3,825,518	$3,867,204
Total loans	2,500,849	2,608,913	2,730,409	2,757,854
Allowance for loan losses	(30,193)	(33,512)	(33,862)	(34,290)
Securities	462,832	448,350	462,595	455,568
Deposits	3,302,103	3,369,912	3,361,233	3,377,608
Stockholders' equity	386,177	387,181	397,648	413,791
Book value per common share	25.43	25.49	26.09	27.08
Tangible book value per common share	22.65	22.73	23.35	24.34
Balance Sheet Ratios:
Average loans to deposits	76.91%	77.19%	78.85%	82.23%
Average earning assets to total assets	91.27	90.91	91.10	91.63
Average stockholders' equity to average assets	10.27	10.30	10.25	10.55
Asset Quality Data:
Past due loans	$643	$2,043	$892	$1,346
Nonaccrual loans	11,892	11,070	20,229	21,359
Restructured loans	864	833	940	1,022
Total nonperforming and restructured loans	13,399	13,946	22,061	23,727
Other real estate owned and repossessed assets	2,074	2,311	3,423	3,997
Total nonperforming and restructured assets	15,473	16,257	25,484	27,724
Nonperforming and restructured loans to total loans	0.54%	0.53%	0.81%	0.86%
Nonperforming and restructured assets to total assets	0.41	0.42	0.67	0.72
Allowance to total loans	1.21	1.28	1.24	1.24
Allowance to nonperforming and restructured loans	225.34	240.30	153.50	144.52
Net charge-offs to average loans	0.12	0.03	0.28	0.38

	2007
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,521,686	$3,601,866	$3,546,338	$3,743,006
Total loans	2,336,028	2,345,838	2,399,982	2,487,099
Allowance for loan losses	(27,493)	(27,568)	(28,828)	(29,127)
Securities	430,765	459,271	464,534	467,719
Deposits	3,069,206	3,151,553	3,119,775	3,288,504
Stockholders' equity	355,478	364,547	358,871	371,962
Book value per common share	22.61	23.18	23.61	24.44
Tangible book value per common share	20.09	20.46	20.80	21.66
Balance Sheet Ratios:
Average loans to deposits	77.50%	75.02%	75.51%	76.21%
Average earning assets to total assets	90.77	90.74	90.89	91.03
Average stockholders' equity to average assets	10.18	10.11	10.35	10.09
Asset Quality Data:
Past due loans	$1,688	$1,276	$1,022	$823
Nonaccrual loans	9,909	13,372	13,146	11,568
Restructured loans	792	912	989	1,121
Total nonperforming and restructured loans	12,389	15,560	15,157	13,512
Other real estate owned and repossessed assets	1,233	1,098	1,300	1,568
Total nonperforming and restructured assets	13,622	16,658	16,457	15,080
Nonperforming and restructured loans to total loans	0.53%	0.66%	0.63%	0.54%
Nonperforming and restructured assets to total assets	0.39	0.46	0.46	0.40
Allowance to total loans	1.18	1.18	1.20	1.17
Allowance to nonperforming and restructured loans	221.90	177.18	190.20	215.57
Net charge-offs to average loans	0.03	0.01	0.17	0.11

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$2,749,720	$41,898	6.05%	$2,612,553	$172,556	6.59%
Securities – taxable	413,534	3,748	3.60	416,587	16,387	3.92
Securities - tax exempt	42,858	608	5.63	38,000	2,214	5.81
Federal funds sold	292,930	508	0.69	385,825	7,864	2.03
Total earning assets	3,499,042	46,762	5.30	3,452,965	199,021	5.75

Nonearning assets:
Cash and due from banks	127,188		138,002
Interest receivable and other assets	226,355		225,879
Allowance for loan losses	(34,125)		(31,939)
Total nonearning assets	319,418		331,942
Total assets	$3,818,460		$3,784,907

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$423,594	$422	0.40%	$423,773	$2,126	0.50%
Savings deposits	1,094,266	5,571	2.02	1,100,184	24,945	2.26
Time deposits	841,973	6,245	2.94	834,712	29,313	3.50
Short-term borrowings	16,304	46	1.12	21,322	458	2.14
Long-term borrowings	1	--	--	218	9	4.12
Junior subordinated debentures	26,804	491	7.27	26,738	1,966	7.33
Total interest-bearing liabilities	2,402,942	12,775	2.11	2,406,947	58,817	2.44

Interest-free funds:
Noninterest bearing deposits	984,215			955,847
Interest payable and other liabilities	28,332			30,537
Stockholders’ equity	402,971			391,576
Total interest free-funds	1,415,518			1,377,960
Total liabilities and stockholders’ equity	$3,818,460			$3,784,907
Net interest income		$33,987			$140,204
Net interest spread			3.19%			3.31%
Net interest margin			3.85%			4.05%